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                                                                     Exhibit 2.4

                                PAYMENT GUARANTY


         This PAYMENT GUARANTY ("GUARANTY") is made as of August 20, 1997, by each of the undersigned (each, a "GUARANTOR" and collectively, the "GUARANTORS") in favor of LASALLE NATIONAL BANK, a national banking association ("LASALLE"), NBD BANK, a Michigan banking corporation ("NBD"), HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("HARRIS"), NATIONSBANK, N.A., a national banking association, as successor to the Boatmen's National Bank of St. Louis, ("NATIONSBANK"), FIRST BANK NATIONAL ASSOCIATION, a national banking association ("FIRST BANK"), FLEET BANK, NATIONAL ASSOCIATION, ("FLEET"), and MELLON BANK, N.A., a national banking association ("MELLON") (with each of LaSalle, NBD, Harris, NationsBank, First Bank, Fleet and Mellon being referred to in this Payment Guaranty individually as a "SELLER" and collectively as "LENDERS").

                               FACTUAL BACKGROUND

         A. Each Guarantor is executing this Guaranty to induce Sellers to enter into that certain Loan Purchase Agreement dated as of August 20, 1997, by and among Ugly Duckling Corporation, a Delaware corporation ("OBLIGOR"), and Sellers, among others. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Purchase Agreement.

         B. Under the terms and conditions of the Loan Purchase Agreement, Obligor has agreed to pay to Sellers a Total Purchase Price consisting of a Purchase Price, Warrants and Contingent Consideration.

         C. A portion of the Purchase Price is evidenced by the UDC Notes, with each Note being made payable to a Seller in an amount equal to each Seller's pro rata portion of the Purchase Price as more specifically detailed in the Loan Purchase Agreement. Payment of the Purchase Price and the other Obligations under the Loan Purchase Agreement is secured by a lien and security interest granted to Agent, on behalf of Sellers, in the Collateral.

         D. This Guaranty is one of several Loan Purchase Documents, as defined in the Loan Purchase Agreement.
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                                    GUARANTY

         1. Guaranty of Loan. Each Guarantor, jointly with every other Guarantor and severally, unconditionally guarantees to each Seller the full payment of such Seller's UDC Note, and unconditionally agrees to pay each Seller the full amount of such Seller's UDC Note. This is a guaranty of payment, not of collection. If Obligor defaults in the payment when due of any UDC Note or any part of it, each Guarantor shall in lawful money of the United States pay to such Seller or to its order, on demand, all sums due and owing on the UDC Note, including all interest, charges, fees and other sums, costs and expenses.

         2. Rights of Seller. Each Guarantor authorizes each Seller to perform any or all of the following acts at any time in its sole discretion, all without notice to any Guarantor and without affecting any Guarantor's obligations under this Guaranty:

                  (a) Seller may alter any terms of its UDC Note or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, its UDC Note or any part of it.

                  (b) Seller may take and hold security of its UDC Note or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                  (c) Seller may direct the order and manner of any sale of all or any part of any security now or later to be held for its UDC Note or this Guaranty, and Seller may also bid at any such sale.

                  (d) Seller may apply any payments or recoveries from Obligor, any Guarantor or any other source, and any proceeds of any security, to Obligor's obligations under the Loan Purchase Documents in such manner, order and priority as Seller may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application.

                  (e) Seller may release Obligor of its liability for its UDC Note or any part of it.

                  (f) Seller may substitute, add or release any one or more guarantors or endorsers.

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         3. Guaranty to be Absolute. Each Guarantor expressly agrees that until each and every UDC Note is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, such Guarantor shall not be released by or because of:

                  (a) Any act or event which might otherwise discharge, reduce, limit or modify any Guarantor's obligations under this Guaranty;

                  (b) Any waiver, extension, modification, forbearance, delay or other act or omission of any Seller, or its failure to proceed promptly or otherwise as against Obligor, any Guarantor or any security;

                  (c) Any action, omission or circumstance which might increase the likelihood that any Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of any Guarantor as against Obligor; or

                  (d) Any dealings occurring at any time between Obligor and Seller, whether relating to its UDC Note or otherwise.

Each Guarantor hereby expressly waives and surrenders any and all defenses to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         4. Guarantor Waivers. Each Guarantor waives:

                  (a) All statutes of limitations as a defense to any action or proceeding brought against any Guarantor by any Seller, to the fullest extent permitted by law;

                  (b) Any right it may have to require a Seller to proceed against Obligor, proceed against or exhaust any security held from Obligor, or pursue any other remedy in Seller's power to pursue;

                  (c) Any defense based on any claim that any Guarantor's obligations exceed or are more burdensome than those of Obligor;

                  (d) Any defense based on: (i) any legal disability of Obligor,
         (ii) any release, discharge, modification, impairment or limitation of the liability of Obligor to Seller from any cause, whether consented to by Seller or arising by operation of law or from any Bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("INSOLVENCY PROCEEDING"), and (iii) any

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         rejection or disaffirmance of a UDC Note, or any part of it, or any security held for it, in any such Insolvency Proceeding;

                  (e) Any defense based on any action taken or omitted by a Seller in any insolvency Proceeding involving Obligor, including any election to have Seller's claim allowed as being secured, partially secured or unsecured, any extension of credit by Seller to Obligor in any Insolvency Proceeding, and the taking and holding by Seller of any security for any such extension of credit; and

                  (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by a Seller to a Guarantor expressly provided for in Section 1.



         5. Waiver of Subrogation and Other Rights.

                           (a) Upon a default by Obligor, each Seller in its
                  sole discretion, without prior notice to or consent of any Guarantor, may elect to: (i) compromise or adjust its UDC Note or any part of it or make any other accommodation with Obligor or any Guarantor, or (ii) exercise any other remedy against Obligor or any security. No such action by a Seller shall release or limit the liability of any Guarantor, whom shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive any Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Obligor for any sums paid to Seller, whether contractual or arising by operation of law or otherwise.

                  (b) Regardless of whether any Guarantor may have made any payments to a Seller, each Guarantor forever waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Obligor for any sums paid to Seller, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Seller may have against Obligor, and (iii) all rights to participate in any security now or later to be held by Seller for its UDC Note.

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         6. Revival and Reinstatement. If a Seller is required to pay, return or restore to Obligor or any other person any amounts previously paid on its UDC Note because of any Insolvency Proceeding of Obligor, any stop notice or any other reason, the obligations of each Guarantor shall be reinstated and revived and the rights of Seller shall continue with regard to such amounts, all as though they had never been paid.

         7. Information Regarding Borrower and the Collateral. Before signing this Guaranty, each Guarantor investigated the financial condition and business operations of Obligor, the Collateral, and such other matters as Guarantor deemed appropriate to assure itself of Obligor's ability to discharge its obligations under the Loan Purchase Documents. Each Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Obligor's ability to pay and perform its obligations to Sellers. Sellers have no duty to disclose to any Guarantor any information which Sellers may have or receive about Obligor's financial condition or business operations, the Collateral, or any other circumstances bearing on Obligor's ability to perform.

         8. Events of Default. Any Seller may declare any Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("EVENTS OF DEFAULT"):

                  (a) Any Guarantor fails to perform any of its obligations under this Guaranty;

or

                  (b) Any Guarantor revokes its Guaranty or its Guaranty becomes ineffective for any reason; or

                  (c) Any Guarantor becomes insolvent or the subject of any Insolvency Proceeding; or

                  (d) Any Guarantor dissolves or liquidates.

                  9. Authorization; No Violation. Each Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of such Guarantor. No provision or obligation of any Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which any Guarantor is a party.

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                  10. Additional and Independent Obligations. Each Guarantor's
obligations under this Guaranty are independent of those of Obligor on the UDC Notes. A Seller may bring a separate action, or commence a separate reference or arbitration proceeding against any Guarantor without first proceeding against Obligor, any other person or any security that Seller may hold, and without pursuing any other remedy. A Seller's rights under this Guaranty shall not be exhausted by any action by Seller until its UDC Note has been paid and performed in full.

                  11. No Waiver; Consents; Cumulative Remedies. Each waiver by a Seller must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Seller's delay in exercising or failure to exercise any right or remedy against Obligor, any Guarantor or any security. Consent by a Seller to any act or omission by Obligor or any Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Seller's consent to be obtained in any future or other instance. All remedies of each Seller against Obligor and each Guarantor are cumulative.

                  12. No Release. No Guarantor shall be released from its obligations under this Guaranty except by a writing signed by each Seller.

                  13. Successors and Assigns; Participations. The terms of this Guaranty shall bind and benefit the successors and assigns of each Seller and each Guarantor; provided, however, that no Guarantor may assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of each Seller in each instance. A Seller in its sole discretion may sell or assign participations or other interests in its UDC Note and this Guaranty, in whole or in part, all without notice to or the consent of any Guarantor and without affecting any Guarantor's obligations under this Guaranty. Also without notice to or the consent of any Guarantor, Seller may disclose any and all information in its possession concerning any Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Seller, and to any actual or prospective purchaser or assignee of any participation or other interest in its UDC Note and this Guaranty.

                  14. Notices. Any notice or other communication given hereunder shall be in writing and shall be sent by registered mail, postage prepaid, overnight courier or personally delivered or telecopied to the Guarantor at the address set forth on the signature pages hereto.

                  15. Rules of Construction. In this Guaranty, the word "Obligor" includes both the named Obligor and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Obligor on the UDC Note. The word "person" includes any individual, company, trust or other legal entity of any kind. The word "include(s)" means "include(s), without limitation," and the word "including" means

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"including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

                  16. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  17. Costs and Expenses. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Purchase Documents or UDC Note, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, each Guarantor agrees to pay all of Sellers' costs and expenses, including attorneys' fees (including allocated costs for services of Sellers' in-house counsel) which may be incurred in any effort to collect or enforce a UDC Note or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Seller, all sums shall bear interest at the rate set forth in Section 3 of the Loan Purchase Agreement.

                  18. Consideration. Each Guarantor acknowledges that it expects to benefit from each Seller's sale of its interest in the Bank Rights to Obligor because of its relationship to Obligor, and that it is executing this Guaranty in consideration of that anticipated benefit.

                  19. Integration; Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty; (b) supersedes all oral negotiations and prior writings with respect to its subject matter; and (c) is intended by each Guarantor and each Seller as the final expression of the agreement with respect to the terms and condition set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by each Guarantor and each Seller. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by each Seller sought to be charged therewith and each Guarantor.

                  20. Miscellaneous. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by each Guarantor.

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         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

                                       DUCK VENTURES INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          ------------------------------------
                                       Name: Steven P. Johnson
                                            ----------------------------------
                                       Title: Secretary
                                             ---------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       CHAMPION ACCEPTANCE CORPORATION,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          ------------------------------------
                                       Name: Steven P. Johnson
                                            ----------------------------------
                                       Title: Secretary
                                             ---------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       UGLY DUCKLING CAR SALES, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          ------------------------------------
                                       Name: Steven P. Johnson
                                            ----------------------------------
                                       Title: Secretary
                                             ---------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

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                                       UGLY DUCKLING CAR SALES FLORIDA,
                                       INC., an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:

                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       UDRAC, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       UDRAC RENTALS, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

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                                       CHAMPION FINANCIAL SERVICES, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       DRAKE INSURANCE SERVICES, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       DRAKE INSURANCE AGENCY, INC.,
                                       an Arizona corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

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                                       DRAKE LIFE INSURANCE CO.,
                                       a Turks and Caicos Island corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

                                       DRAKE PROPERTY & CASUALTY
                                       INSURANCE CO.,
                                       a Turks and Caicos Islands corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Secretary
                                             ----------------------------------

                                       Address for Notices:
                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, Arizona 85016

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